Exhibit 99.1

Bristol-Myers Squibb to Commence Cash Tender Offer
for ImClone Systems at $62.00 per share

NEW YORK, September 22, 2008 - Bristol-Myers Squibb Company (NYSE: BMY) today announced that it is increasing its initial offer for ImClone Systems Incorporated (NASDAQ: IMCL) and intends to commence a tender offer for the currently outstanding shares of common stock of ImClone that are not already owned by Bristol-Myers Squibb for $62.00 per share in cash.  The offer is valued at approximately $4.7 billion, to equity holders of ImClone, other than Bristol-Myers Squibb.  Bristol-Myers Squibb currently owns approximately 16.6 percent of all outstanding shares of ImClone.

Below is the text of the letter that was sent on September 22, 2008 to ImClone’s Board of Directors:

Board of Directors
ImClone Systems Incorporated
180 Varick Street
New York, NY 10014

Care of Mr. Carl C. Icahn, Chairman of the Board

September 22, 2008

Dear Carl:

We understand that, after consulting with external financial advisors, the ImClone board of directors concluded that our $60.00 per share all cash offer for ImClone (the “Company”) is inadequate. While our financial advisors have attempted several times to have discussions with the Company’s financial advisors, there has not been any meaningful dialogue regarding our proposal.  Nearly two months have elapsed since we made our initial offer, and it has been nearly two weeks since your disclosure that an unnamed bidder had submitted a conditional preliminary proposal to acquire ImClone.

These delays, combined with ImClone’s lack of transparency, have created a protracted period of uncertainty among your stockholders, employees and other constituents which could hurt the intrinsic value of ImClone’s assets.  Particularly in light of the current extraordinary market conditions, there needs to be an orderly and transparent process with a clearly delineated timeline in order to expedite a resolution of ImClone’s future.  We also note your comments before the ImClone annual meeting on September 10th that you believe stockholders should have a direct voice in these types of sales transactions.

Consequently, we are increasing our initial offer and intend to initiate a tender offer for all the currently outstanding shares of ImClone common stock that Bristol-Myers does not already own for $62.00 per share in cash.  Our all-cash offer represents an approximately 48% premium to the average share price of the Company’s common stock during the three-month period ended on July 30th, the last trading day prior to our initial offer.  In addition, our all-cash offer represents an approximately 49% premium to the average share price of the Company’s common stock during the twelve-month period  ended on July 30th.  The offer is valued at approximately $4.7 billion to ImClone’s stockholders other than Bristol-Myers and allows the Company’s stockholders to realize immediate liquidity on their investment at a substantial premium, while avoiding the significant regulatory and financial investment required to maximize the value of the Company’s undeveloped early stage clinical and preclinical compounds which are not yet commercially viable.

Following completion of the tender offer, we intend to consummate a second-step merger in which all remaining ImClone stockholders will receive the same cash price paid in the tender offer, subject to their right to pursue any appraisal rights available under Delaware law.  Our tender offer will be subject to certain customary conditions, including ImClone’s preferred stock purchase rights not being applicable to the tender offer and the proposed second-step merger, and the agreement of ImClone’s board of directors to amend the existing stockholder agreement between Bristol-Myers Squibb and ImClone to eliminate its proportional voting requirement in connection with the election or removal of ImClone’s directors.  Our offer is not subject to due diligence or financing.

We intend to file with the Securities and Exchange Commission a preliminary consent solicitation statement relating to the solicitation of written consents from ImClone stockholders to remove all existing members of ImClone’s board of directors and replace them with five highly qualified nominees proposed by Bristol-Myers.  Bristol-Myers is taking this action to ensure that ImClone’s board of directors does not prevent the ImClone stockholders from having a direct voice in the process by refusing to satisfy the conditions to our offer.

Bringing our offer directly to the Company’s stockholders allows them to evaluate the merits of our proposal and permits them a say in the future of their company, an approach I know you support.  We continue to welcome an opportunity to engage directly with ImClone and its financial and legal advisors to discuss constructively the merits of our proposal in order to reach a definitive merger agreement.

Sincerely,
James M. Cornelius Chairman and Chief Executive Officer

Copies to:

John H. Johnson
Chief Executive Officer
Andrew K.W. Powell
Senior Vice President and General Counsel

About Bristol-Myers Squibb

Bristol-Myers Squibb is a global biopharmaceutical company whose mission is to extend and enhance human life.

Important Information about the Tender Offer

The tender offer described in this press release has not yet commenced, and this press release is neither an offer to purchase nor a solicitation of an offer to sell ImClone common stock. The solicitation and offer to buy ImClone’s common stock will only be made pursuant to an offer to purchase and related materials that Bristol-Myers Squibb intends to file promptly with the SEC.

Investors and security holders are urged to read any such disclosure documents that will be filed with the SEC, including the tender offer statement, regarding the proposed transaction referenced in the foregoing information, because they will contain important information.  Investors and security holders will be able to obtain a free copy of the disclosure documents (when they are available) and other documents filed by Bristol-Myers Squibb with the SEC at the SEC’s website at www.sec.gov.  In addition, documents filed with the SEC by Bristol-Myers Squibb may be obtained free of charge from Bristol-Myers Squibb by directing a request to Stockholder Services, Bristol-Myers Squibb Company, 345 Park Avenue, New York, New York 10154 or by calling (212) 546-3309 or by making a request to Bristol-Myers Squibb’s information agent, Mackenzie Partners, Inc. at 800-322-2885.

Important Information about the Consent Solicitation

This press release is not a substitute for any disclosure documents, including the consent solicitation statement, Bristol-Myers Squibb will file with the SEC and send to ImClone stockholders in connection with the solicitation of the stockholders of ImClone or in connection with any business combination transaction with ImClone, as required.

Investors and security holders are urged to read the consent solicitation statement relating to the solicitation of consents of ImClone’s stockholders when it becomes available, because it will contain important information.  Bristol-Myers Squibb will file a preliminary consent solicitation statement with the SEC and will file a definitive consent solicitation statement as soon as practicable thereafter.  Investors and security holders will be able to obtain a free copy of the preliminary consent solicitation statement (when it is available), the definitive consent solicitation statement (when it is available) and other documents that Bristol-Myers Squibb files with the SEC at its web site at www.sec.gov.  In addition, documents filed with the SEC by Bristol-Myers Squibb may be obtained free of charge from Bristol-Myers Squibb by directing a request to Stockholder Services, Bristol-Myers Squibb Company, 345 Park Avenue, New York, New York 10154 or by calling (212) 546-3309 or by making a request to Bristol-Myers Squibb’s consent solicitor, Mackenzie Partners, Inc. at 800-322-2885.

Bristol-Myers and certain of its officers and directors and other persons may be deemed to be participants in the solicitation of ImClone’s stockholders.   As of September 22, 2008, Bristol-Myers is the beneficial owner of 14,392,003 shares of ImClone common stock.  Information regarding Bristol-Myers’ directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2007, which was filed with the SEC on February 21, 2008, and its Proxy Statement for its 2008 Annual Meeting of Stockholders, which was filed with the SEC on March 24, 2008.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to a proposal to acquire ImClone, future financial performance and the company’s business strategy. These statements may be identified by the fact that they use words such as “anticipate”, “estimates”, “should”, “expect”, “guidance”, “project”, “intend”, “plan”, “believe” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. These factors include, among other things, the risk that the proposed transaction will not be completed and the company’s ability to execute successfully its strategic plans. For further details and a discussion of these and other risks and uncertainties, see the company’s periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the SEC. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Bristol-Myers Squibb Company
Communications:
Tracy Furey, 609-252-3208
Brian Henry, 609-252-3337
Investor Relations:
John Elicker, 212-546-3775

MacKenzie Partners 800-322-2885